EXHIBIT 7.1

                               WARRANT AGREEMENT

                                    BETWEEN

                                  DOMTAR INC.

                                      AND

                     COMPUTERSHARE TRUST COMPANY OF CANADA
                               (AS WARRANT AGENT)

                    ----------------------------------------
                     PROVIDING FOR THE ISSUE OF 18,170,249
                         COMMON SHARE PURCHASE WARRANTS
                    ----------------------------------------

                      -----------------------------------
                        DATED AS OF DECEMBER [23], 2002
                      -----------------------------------

                               TABLE OF CONTENTS

1.   INTERPRETATION.........................................    2
     1.1    Definitions.....................................    2
     1.2    Interpretation Not Affected by Headings.........    8
     1.3    Currency........................................    8
     1.4    Day Not a Business Day..........................    8
     1.5    Applicable Law..................................    8
     1.6    Agent for Service; Submission to Jurisdiction;
         Waiver of Immunities...............................    9
     1.7    Severability....................................    9
2.   ISSUE OF WARRANTS......................................    9
     2.1    Issue and Terms of Warrants.....................    9
     2.2    Form of Warrant.................................   11
     2.3    Signing of Warrants.............................   11
     2.4    Countersignature by Warrant Agent...............   11
     2.5    Warrantholder not a Shareholder.................   12
     2.6    Issue in Substitution for Mutilated, Lost,
         Destroyed or Stolen Warrants.......................   12
     2.7    Exchange of Warrants............................   12
     2.8    Distribution of Warrant on Separation Date......   14
     2.9    Book-Based System...............................   14
     2.10   Transfer of Warrants held in Book-Based
         System.............................................   15
     2.11   Termination of Book-Based System................   15
     2.12   Dealings with the Depository....................   16
3.   EXERCISE OF WARRANTS...................................   17
     3.1    Method of Exercise of Warrants..................   17
     3.2    Effect of Exercise of Warrants..................   19
     3.3    Subscription for Less than Entitlement;
         Fractions..........................................   19
     3.4    Expiration of Warrants..........................   20
     3.5    Cancellation of Surrendered Warrants............   20
     3.6    Accounting and Recording........................   20
4.   ADJUSTMENT OF PURCHASE RIGHTS AND EXERCISE PRICE.......   21
     4.1    Adjustment of Exercise Rights...................   21
     4.2    Adjustment Rules................................   24
     4.3    Postponement of Subscription....................   25
     4.4    Notice of Adjustment of Exercise Rights.........   25
     4.5    No action after Notice..........................   26
     4.6    No Duty to Inquire..............................   26
5.   NOTICE AND EVIDENCE OF OWNERSHIP.......................   26
     5.1    Notice to Warrantholders........................   26
     5.2    Ownership and Transfer of Warrants..............   27
6.   COVENANTS..............................................   27
     6.1    General Covenants of Corporation................   27
     6.2    Remuneration and Expenses of Warrant Agent......   29
     6.3    Performance of Covenants by Warrant Agent.......   29
7.   ENFORCEMENT............................................   29
     7.1    Suits by Warrantholders.........................   29
     7.2    Immunity of Shareholders, etc...................   29
     7.3    Limitation of Liability.........................   30
8.   MEETINGS OF WARRANTHOLDERS.............................   30

     8.1    Right to Convene Meetings.......................   30
     8.2    Notice..........................................   30
     8.3    Chairperson.....................................   30
     8.4    Quorum..........................................   31
     8.5    Power to Adjourn................................   31
     8.6    Show of Hands...................................   31
     8.7    Poll and Voting.................................   31
     8.8    Regulations.....................................   32
     8.9    Corporation and Warrant Agent May Be
         Represented........................................   32
     8.10   Powers Exercisable by Extraordinary
         Resolution.........................................   33
     8.11   Meaning of Extraordinary Resolution.............   34
     8.12   Minutes.........................................   35
     8.13   Instruments in Writing..........................   35
     8.14   Binding Effect of Resolutions...................   35
     8.15   Corporation, Warrant Agent and Counsel May be
         Represented........................................   35
9.   SUPPLEMENTAL AGREEMENTS AND SUCCESSOR CORPORATIONS.....   36
     9.1    Provision for Supplemental Agreements for
         Certain Purposes...................................   36
     9.2    Successor Corporations..........................   37
10. CONCERNING THE WARRANT AGENT............................   37
     10.1   Applicable Legislation..........................   37
     10.2   Rights and Duties of Warrant Agent..............   37
     10.3   Evidence, Experts and Advisors..................   39
     10.4   Documents, Monies, etc., Held by Warrant
         Agent..............................................   40
     10.5   Actions by Warrant Agent to Protect Interest....   40
     10.6   Warrant Agent not Required to Give Security.....   40
     10.7   Protection of Warrant Agent.....................   40
     10.8   Replacement of Warrant Agent; Successor by
         Amalgamation.......................................   41
     10.9   Dealing with Corporation........................   42
     10.10 Warrant Agent not to be Appointed Receiver.......   42
11. FORM OF WARRANT.........................................   42
12. GENERAL.................................................   42
     12.1   Notice to Corporation and Warrant Agent.........   42
     12.2   Rights, Powers and Remedies Cumulative..........   44
     12.3   Time of the Essence.............................   44
     12.4   Counterparts and Formal Date....................   44
     12.5   Satisfaction and Discharge of Agreement.........   44
     12.6   Provisions of Agreement and Warrants for the
         Sole Benefit of Parties and Warrantholders.........   44
     12.7   Trust Provisions................................   44
     12.8   Purchase of Warrants by the Corporation.........   45
     12.9   Language........................................   45
     12.10   Assignment.....................................   45

     WARRANT AGREEMENT dated as of December [23], 2002:

BETWEEN: DOMTAR INC. (the "Corporation"), a corporation continued under the laws of
                                                   Canada;

AND:                                                  COMPUTERSHARE TRUST
                                                      COMPANY OF CANADA (in its
                                                      capacity as warrant agent,
                                                      the "Warrant Agent", and
                                                      in its capacity as agent,
                                                      the "Agent"), a trust
                                                      company duly incorporated
                                                      under the laws of Canada,
                                                      in favour of each of the
                                                      persons (each, a
                                                      "Warrantholder") who
                                                      acquires from time to time
                                                      Warrants issued in the
                                                      offering of 18,170,249
                                                      Units (as defined);

     WHEREAS, the Selling Shareholder (as defined) proposes to offer and sell in Canada and in the United States of America, by way of a secondary offering to the public, of 18,170,249 Units, each Unit consisting of one Common Share (as defined) of the share capital of the Corporation sold by the Selling Shareholder and one Warrant (as defined) to purchase one Common Share of the Corporation;

     WHEREAS, the Corporation is not entitled to any proceeds from the Secondary Distribution (as defined), including the sale of the Units and the exercise of the Warrants, it has determined that it is in the best interest of its shareholders as a whole that, in order to facilitate the Offering and, subject to the provisions and indemnities provided for in the Delivery Agreement (as defined), to create and issue the Warrants;

     WHEREAS, each Warrant shall entitle the Warrantholder to purchase from the Corporation, one Common Share, at the price and on the terms and conditions as herein provided;

     WHEREAS, the Selling Shareholder has agreed with the Corporation, under the Delivery Agreement, to deliver Common Shares from its holding of Common Shares for delivery upon exercise of the Warrants, either directly to the Warrantholders or for cancellation upon issuance and delivery by the Corporation of Common Shares to same Warrantholders;

     WHEREAS, as security for its delivery obligations under the Delivery Agreement, the Selling Shareholder has agreed to pledge in favour of the Corporation an aggregate of 18,170,249 Common Shares and to deliver the certificates evidencing such shares to the Agent for the benefit of the Warrantholders and the Corporation, the whole as set forth in the Delivery Agreement;

     WHEREAS, in the event the Selling Shareholder is unable to deliver, or cause to be delivered, Common Shares to the Warrant Agent upon due exercise of a Warrant, the Corporation shall issue, or cause to be delivered, Common Shares to the Warrant Agent for delivery to the Warrantholders as herein provided;

     WHEREAS, the Corporation has reserved a sufficient number of Common Shares to meet its delivery obligations upon exercise of the Warrants in the event that the Selling Shareholder is unable to deliver, or cause to be delivered, Common Shares upon the due exercise of the Warrants;

     WHEREAS, the Units shall be separated into Common Shares and Warrants upon the Separation Date (as defined);

     WHEREAS, the Corporation is duly authorized to create and issue the Warrants constituted and issued as herein provided and to deliver Common Shares to the Warrant Agent upon due exercise of the Warrants; and

     WHEREAS, all things necessary have been done and performed to make the Warrants when issued and countersigned by the Warrant Agent as provided herein, legal, valid and binding obligations of the Corporation.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

1. INTERPRETATION

1.1 Definitions

     In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the terms defined in this Section or elsewhere herein shall have the respective meanings specified in this Section or elsewhere herein:

          1.1.1 "Agent" means Computershare Trust Company of Canada in its capacity as agent under the Delivery Agreement, and its lawful successors from time to time;

          1.1.2 "Agent for Service" has the meaning set out in Section 1.6;

          1.1.3 "Applicable Legislation" has the meaning ascribed thereto in
     Section 10.1;

          1.1.4 "Beneficial Owner" means any person holding a beneficial interest in the Warrants issued in "Book-Entry Only Form";

          1.1.5 "Book-Based System" means the record entry and securities transfer and pledge system, which is administered by the Depository in accordance with the operating rules and procedures of its securities settlement service for book-entry only securities in force from time to time, or any successor system;

          1.1.6 "Book-Entry Only Form" when used with respect to securities, means securities certified and delivered under the Book-Based System, other than Physical Warrants issued pursuant to Section 2.2;

          1.1.7 "Business Day" means, in respect of any city in Canada and the city of New York, a day which is not a Saturday or Sunday or a civic or statutory holiday in such city;

          1.1.8 "Capital Reorganization" has the meaning set out in Subsection 4.1.4;

          1.1.9 "Closing Date" means the date of sale of the Units under the Secondary Distribution, which is expected to occur on or about December [23], 2002 or such later date, but not later than December [31], 2002;

          1.1.10 "Common Share Reorganization" has the meaning set out in Subsection 4.1.1;

          1.1.11 "Common Shares" means the Common Shares of the share capital of the Corporation as such shares exist at the close of business as of the date of this Agreement and, in the event of any adjustment under this Agreement, shall mean thereafter the shares, other securities or other property which a Warrantholder is entitled to purchase after any such adjustment;

          1.1.12 "Corporation" means Domtar Inc. and its lawful successors from time to time;

          1.1.13 "Corporation's auditors" means the firm of chartered accountants duly appointed as auditors of the Corporation from time to time;

          1.1.14 "counsel" means an advocate, a barrister or solicitor or a firm of advocates, barristers or solicitors (who may be counsel to the Corporation or the Selling Shareholder) acceptable to the Warrant Agent;

          1.1.15 "Current Market Price" means, with respect to the Common Shares at any date, the price per Common Share equal to the Weighted Average Price at which the Common Shares have traded on a stock exchange or, if not listed on any stock exchange, in the over-the-counter market (provided that, in each case, if such average price is not in Canadian dollars, such price will be translated into Canadian dollars using the then applicable Exchange Rate), during a period of 20 consecutive Trading Days ending immediately preceding such date, provided that, if there is no market for the Common Shares during all or part of such period during which the Current Market Price per Common Share would otherwise be determined, the Current Market Price per Common Share shall in respect of all or such part of the period be determined by a nationally-recognized firm of chartered accountants appointed by the Corporation (who may be the Corporation's auditors), in each case appropriately adjusted to take into account the occurrence during such 20-Trading Day period of any event that would result in an adjustment of the Exercise Price pursuant to Article 4; for the purpose of this paragraph 1.1.15, "stock exchange" means the stock exchange where the greatest volume of trading in Common Shares shall have been registered during the relevant period;

          1.1.16 "Delivery Agreement" means the agreement among the Selling Shareholder, SGF Rexfor Inc., Societe generale de financement du Quebec, the Corporation and the Agent dated December [23], 2002 relating to the obligation of the Selling Shareholder to deliver, or cause to be delivered, Common Shares on exercise of the Warrants;

          1.1.17 "Depository" means The Canadian Depository for Securities Limited, or a successor depository or any other depository offering a similar Book-Based System which the Corporation, with the consent of the Warrant Agent, acting reasonably, may designate;

          1.1.18 "director" means a director of the Corporation for the time being and, unless otherwise specified herein, reference to "action by the directors" means action by the directors of the Corporation as a board or, whenever duly empowered, action by a committee of the board;

          1.1.19 "Eligible Institution" means a Canadian chartered bank, a major trust company in Canada, a firm which is a member of a recognized stock exchange in Canada, a member of the Investment Dealers Association of Canada, a national securities exchange in the United States or the National Association of Securities Dealers, Inc., or a participant in the Securities Transfer Agents Medallion (STAMP) Program;

          1.1.20 "Equity Shares" means any shares of any class or series of the share capital of the Corporation (other than Common Shares) which may from time to time be authorized for issue if the rights of the holders thereof to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation are not restricted to a fixed sum or to a fixed sum plus accrued dividends;

          1.1.21 "Exchange Rate" means, on any date for determination, the rate at which United States dollars may be exchanged into Canadian dollars calculated using the Bank of Canada noon rate; provided that in the event that such rate is not quoted or published by the Bank of Canada, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be determined by the Corporation;

          1.1.22 "Exercise Basis" means one Common Share for one whole Warrant, unless such basis shall have been adjusted in accordance with the provisions of Article 4, in which case, "Exercise Basis" shall mean the adjusted basis in effect at such time;

          1.1.23 "Exercise Date" with respect to any Warrant means the date on which the Warrant is surrendered for exercise in accordance with the provisions of Article 3;

          1.1.24 "Exercise Price" means $17.55 per Common Share purchasable upon exercise of a Warrant, unless such price shall have been adjusted in accordance with the provisions of Article 4, in which case, "Exercise Price" shall mean the adjusted price in effect at such time;

          1.1.25 "Extraordinary Dividends" means such dividends paid in cash on the Common Shares or such dividends paid in Common Shares (or securities exchangeable for or convertible into Common Shares) in any fiscal year of the Corporation to the extent that such dividends in the aggregate exceed in amount or value the greatest of:

             1.1.25.1 200% of the aggregate amount or value of the dividends paid by the Corporation on its Common Shares in the 12 consecutive months ended immediately prior to the first day of such fiscal year;

             1.1.25.2 45% of the consolidated net earnings of the Corporation before extraordinary items and after dividends paid on any and all preferred shares of the Corporation for the most recently completed fiscal year (such consolidated net earnings to be shown in the audited financial statements of the Corporation prepared in accordance with Canadian generally accepted accounting principles).

          1.1.26 "extraordinary resolution" has the meaning ascribed thereto in
     Section 8.11;

          1.1.27 "Global Certificates" has the meaning ascribed thereto in Subsection 2.9.1;

          1.1.28 "Governmental Authority" means any domestic or foreign government, including any federal, provincial, state, territorial or municipal government, and any government agency, tribunal, commission or other authority exercising or purporting to exercise executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government;

          1.1.29 "Participant" means a participant in the Book-Based System;

          1.1.30 "Participants' List" has the meaning ascribed thereto in Subsection 2.12.2;

          1.1.31 "person" means, without limitation, an individual, sole proprietorship, corporation, partnership, trust, joint venture, Governmental Authority or any incorporated or unincorporated entity or association of any nature;

          1.1.32 "Physical Warrants" means the warrants in the form of individual certificates in definitive fully registered form issued pursuant to Sections 2.1 and 2.2 and in the form of Schedule A;

          1.1.33 "Pledged Shares" means the 18,170,249 Common Shares of the Selling Shareholder from its holding of Common Shares of the Corporation pledged by the Selling Shareholder in favour of the Corporation under the Delivery Agreement, together with all rights pertaining thereto as well as all fruits and revenues they may produce and all shares, other securities or other property which a Warrantholder is entitled to purchase after any Capital Reorganization;

          1.1.34 "register" means the registers, books or other records which are kept by the Warrant Agent or which the Warrant Agent causes to be kept under Section 10.2;

          1.1.35 "Registration Statement" means the Corporation's shelf registration statement on Form F-10 (File No. 333-101874) filed with the United States Securities and Exchange Commission under the 1933 Act, relating to the Common Shares issuable or deliverable, as the case may be, on exercise of the Warrants;

          1.1.36 "Rights Offering" has the meaning setout in Subsection 4.1.2;

          1.1.37 "Rights Period" has the meaning setout in Subsection 4.1.2;

          1.1.38 "Secondary Distribution" means the offer and sale of the Units by the Selling Shareholder;

          1.1.39 "Selling Shareholder" means Dofor Inc. and its lawful successors from time to time;

          1.1.40 "Separation Date" means the date on or after the Closing Date, but, in any event not later than 60 days after the Closing Date as may be agreed upon by the Selling Shareholder and the Underwriters in respect of the Secondary Distribution;

          1.1.41 "Shareholder" means a holder of record of one or more Common Shares;

          1.1.42 "Shareholders' Equity" means the aggregate of all classes of share capital, other paid-in capital, retained earnings/deficit and any and all surplus accounts and reserves as shown on the audited financial statements of the Corporation for the most recently ended fiscal year prepared in accordance with Canadian generally accepted accounting principles;

          1.1.43 "Special Distribution" has the meaning set out in Subsection 4.1.3;

          1.1.44 "Successor Corporation" has the meaning ascribed thereto in
     Section 9.2;

          1.1.45 "Subsidiary" means a corporation of which voting securities carrying a majority of the outstanding votes attaching to all voting securities are held, directly or indirectly, by, or for the benefit of, a corporation, a corporation and one or more subsidiaries thereof, or one or more subsidiaries of a corporation; and, as used in this definition, "voting securities" means securities of a class or series or classes or series carrying voting rights to elect directors under all circumstances, provided, however, that, for the purposes hereof, securities which only carry the right to vote conditionally on the happening of an event shall not be considered voting securities whether or not such event shall have happened, nor shall any securities be deemed to cease to be voting securities solely by reason of a right to vote accruing to securities of another class or series or classes or series by reason of the happening of such event;

          1.1.46 "this Warrant Agreement", "this Agreement", "herein", "hereby" and similar expressions mean and refer to this Agreement and any agreement, deed or instrument supplemental or ancillary hereto; and the words "Article", "Section" and "Subsection" followed by a number mean and refer to the specified Article, Section or Subsection of this Agreement;

          1.1.47 "Time of Expiry" means 5:00 p.m. (Montreal time) on December [23], 2003;

          1.1.48 "Trading Day" with respect to a stock exchange means a day on which such stock exchange is open for business and, with respect to the over-the-counter market, means a day on which the New York Stock Exchange and the Toronto Stock Exchange are open for business;

          1.1.49 "Transfer Agent" means the transfer agent from time to time for the Common Shares;

          1.1.50 "Underlying Securities" means the Common Shares issuable or deliverable, as the case may be, upon the exercise of the Warrants, including the shares or other securities or property issuable upon the exercise of the Warrants as a result of any adjustment of exercise rights pursuant to Article 4;

          1.1.51 "Underwriters" means National Bank Financial Inc., CIBC World Markets Inc., Merrill Lynch Canada Inc., BMO Nesbitt Burns Inc., Scotia Capital Inc., UBS Warburg Inc., Desjardins Securities Inc. and TD Securities Inc.

          1.1.52 "Unit" means one Common Share and one Warrant initially distributed pursuant to the Secondary Distribution;

          1.1.53 "U.S. Person" has the meaning set out in Section 3.1.4;

          1.1.54 "Warrant Agency" shall have the meaning ascribed thereto in Subsection 3.1.3;

          1.1.55 "Warrant Agent" means Computershare Trust Company of Canada in its capacity as warrant agent, and its lawful successors from time to time;

          1.1.56 "Warrantholders" or "holders" means the persons for the time being who are registered holders of Warrants and, for greater certainty, in respect of any action to be taken by a holder in respect of his Warrants, means the holder or his successors, executors, administrators or other legal representatives or his or their attorney duly appointed by instrument in writing in form, substance and execution satisfactory to the Warrant Agent with signatures guaranteed by an Eligible Institution;

          1.1.57 "Warrantholders' Request" means an instrument signed in one or more counterparts by Warrantholders entitled to purchase in the aggregate not less than 25% of the aggregate number of Common Shares which could be purchased pursuant to all Warrants then unexercised and outstanding, requesting the Warrant Agent to take some action or proceeding specified therein;

          1.1.58 "Warrants" means the common share purchase warrants issued hereunder whereby Warrantholders have the right to purchase, after the Separation Date, Common Shares at the Exercise Price and on the terms and conditions herein set forth;

          1.1.59 "Weighted Average Price" means, with respect to the Common Shares, for any period, the amount obtained by dividing the aggregate sale price of all Common Shares sold on the relevant stock exchange or market during the period in question by the total number of Common Shares so sold;

          1.1.60 "written order of the Corporation", "written request of the Corporation", "written consent of the Corporation" and "certificate of the Corporation" mean, respectively, a written order, request, consent and certificate signed in the name of the Corporation by either one of the chairman of the board, the president and chief executive officer or senior vice-president, the secretary, the treasurer, an assistant secretary or an assistant treasurer of the Corporation, and may consist of one or more instruments so executed; and

          1.1.61 "1933 Act" means the United States Securities Act of 1933, as amended.

     Unless otherwise expressly provided elsewhere herein or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.2 Interpretation Not Affected by Headings

     The division of this Agreement into Articles, Sections and Subsections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 Currency

     All dollar amounts herein are expressed in Canadian dollars, except as otherwise provided for herein.

1.4 Day Not a Business Day

     In the event that any day on or before which any action is required to be taken under this Agreement is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.5 Applicable Law

     This Agreement and the Warrants shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

1.6 Agent for Service; Submission to Jurisdiction; Waiver of Immunities

     By the execution and delivery of this Agreement, the Corporation (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System (or any successor) (together with any successor, the "Agent for Service"), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or Warrants or the Underlying Securities, that may be instituted in any federal or state court in the State of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding and waives any other requirements of, or objections to personal jurisdiction with respect thereto, and (iii) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Corporation (addressed to its Chief Financial Officer at its principal office in Montreal, Quebec, Canada), shall be deemed in every respect effective service of process upon the Corporation in any such suit or proceeding. The Corporation further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Warrants shall be outstanding.

     To the extent that the Corporation has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

1.7 Severability

     If any provision of this Agreement shall be held by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions, or part thereof, of this Agreement and such remaining provisions, or part thereof, shall remain enforceable and binding

2. ISSUE OF WARRANTS

2.1 Issue and Terms of Warrants

          2.1.1 Warrants, entitling the holders thereof to purchase up to an aggregate of 18,170,249 Common Shares (subject to any adjustment in accordance with Article 4), are hereby created and authorized to be issued by the Corporation.

          2.1.2 Subject to Subsection 2.1.3, upon due exercise of one whole Warrant issued hereunder, the Corporation shall deliver, or cause to be delivered, one Common Share to the Warrantholder (subject to adjustment in accordance with Article 4) at any time after the Separation Date until the Time of Expiry, at a price equal to the Exercise Price in effect on the Exercise Date. The Warrant Agent acknowledges that, pursuant to the Delivery Agreement, the Corporation has caused the Selling Shareholder, and the Selling Shareholder has irrevocably agreed to deliver the Pledged Shares upon exercise of Warrants against payment of the Exercise Price in effect on the Exercise Date.

          2.1.3 Neither the Warrant Agent nor the Corporation shall have any obligation to deliver any Common Share upon the exercise of any Warrant if the person to whom such shares are to be delivered is a resident of a country or political subdivision thereof (except Canada or any province thereof and the United States of America) in which the Corporation is not qualified, under securities legislation or other applicable legislation, to distribute the Common Shares or such Common Shares are not registered for sale to the public upon the exercise of Warrants. The Warrant Agent may require any person to provide proof of residence satisfactory to the Warrant Agent before Common Shares are delivered pursuant to the exercise of any Warrant.

          2.1.4 No fractional Warrants shall be delivered or otherwise provided for, and a purchaser or holder of any Warrant shall not be entitled to any cash or other consideration in lieu of any fractional interest in a Warrant or claim thereto. After the Separation Date, Warrants may be split up, combined, exchanged or transferred by delivery and all necessary endorsements separate from the Common Shares with which they were originally distributed.

          2.1.5 The Exercise Price and the number of Common Shares which may be purchased pursuant to the Warrants shall be adjusted in the events and in the manner specified in Article 4.

          2.1.6 Failure to Deliver Common Shares to Warrantholders

             2.1.6.1 In the event that the Selling Shareholder is unable to deliver, or cause to be delivered, Common Shares to the Warrant Agent, upon due exercise of Warrants as herein provided, the Corporation shall deliver, or cause to be delivered, to the Warrant Agent such number of Common Shares as are required to be delivered to Warrantholders upon due exercise of Warrants, and the Warrant Agent shall deliver such Common Shares to the Warrantholders.

             2.1.6.2 Notwithstanding any other provision of this Agreement, the Warrant Agent shall remit to the Agent, for the benefit of the Corporation, not later than the second Business Day following the date of receipt, all monies received in payment of the Exercise Price in respect of Warrants for which the Corporation shall have delivered Common Shares under Subsection 2.1.6.1.

             2.1.6.3 The Warrant Agent shall promptly give the Corporation and the Agent written notice of any default by the Selling Shareholder in the performance of its obligations under the Delivery Agreement, including failure by the Selling Shareholder to deliver, or cause to be delivered, Common Shares upon due exercise of the Warrants.

2.2 Form of Warrant

          2.2.1 Subject to Section 2.9, any certificates representing Warrants in definitive form evidencing the Warrants issued pursuant to Section 2.1 shall be issued and shall be executed by the Corporation, shall be countersigned by or on behalf of the Warrant Agent and shall be delivered by the Warrant Agent to or upon the written order of the Corporation without the Warrant Agent receiving consideration therefor.

          2.2.2 Subject to Section 2.9, the Warrants shall be issuable in registered form only, and any certificates representing such Warrants shall, in their English and French versions, be substantially in the form set out in Schedule A, shall be dated as of the Closing Date (including all replacements issued in accordance with this Agreement), shall have such distinguishing letters and numbers as the Corporation may, with the approval of the Warrant Agent, prescribe and shall be issuable in any denomination excluding fractions. Notwithstanding any adjustments pursuant to Article 4, all replacement Warrants shall continue to express the number of Common Shares purchasable upon the exercise of the Warrant(s) evidenced thereby and the Exercise Price thereof as if such Warrants were initially issued as of the Closing Date. Title to the Warrants shall pass by delivery of the Warrant together with all necessary endorsements.

2.3 Signing of Warrants

     The Warrants shall be signed by the president and chief executive officer or a senior vice-president and by the corporate secretary or the treasurer or an assistant corporate secretary or an assistant or any two officers of the Corporation. The signatures of such officers may be printed or mechanically reproduced in facsimile and Warrants bearing such facsimile signatures shall be binding upon the Corporation as if it had been manually signed by such officers. Notwithstanding that any of the persons whose manual or facsimile signature appears on any Warrant as one of such officers may no longer hold office at the date of issue of such Warrant or at the date of countersignature or delivery thereof, any Warrant signed as aforesaid shall, subject to Section 2.4, be valid and binding upon the Corporation, and the holder thereof shall be entitled to the benefits of this Agreement.

2.4 Countersignature by Warrant Agent

          2.4.1 No Warrant shall be issued or, if issued, shall be valid for any purpose or entitle the holder to the benefit hereof until it shall have been countersigned by or on behalf of the Warrant Agent by means of a manual signature of one or more of its duly authorized officers, and such countersignature by the Warrant Agent upon any Warrant shall be conclusive evidence as against the Corporation that the Warrant so countersigned has been duly issued hereunder and that the holder is entitled to the benefits hereof. The signature of such officers may be printed or mechanically reproduced in facsimile and Warrants bearing such facsimile signatures shall be binding upon the Warrant Agent as if it had been manually signed by such officers.

          2.4.2 The countersignature of the Warrant Agent on Warrants issued hereunder shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Agreement or of the Warrants (except the due countersignature thereof) and the Warrant Agent shall in no respect be liable or responsible for the use made of the Warrants or any of them or of the consideration therefor, except as otherwise specified herein.

2.5 Warrantholder not a Shareholder

     Nothing in this Agreement nor in the holding or in the ownership of a Warrant or otherwise, shall be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder or any other shareholder of the Corporation, including, without limitation, the right to vote at, to receive notice of, or to attend, meetings of Shareholders or any other proceedings of the Corporation, or the right to receive dividends and other distributions.

2.6 Issue in Substitution for Mutilated, Lost, Destroyed or Stolen Warrants

          2.6.1 In case any of the Warrants shall become mutilated or be lost, destroyed or stolen, the Corporation, subject to applicable law, shall issue, and thereupon the Warrant Agent shall countersign and deliver, a new Warrant of like tenor as the one mutilated, lost, destroyed or stolen in exchange for, and in place of, and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for, such lost, destroyed or stolen Warrant, and the substituted Warrant shall be in a form approved by the Warrant Agent and shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Warrants issued or to be issued hereunder.

          2.6.2 The applicant for the issue of a new Warrant pursuant to this
     Section 2.6 shall bear the cost of the issue thereof and, in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Warrant Agent, such evidence of ownership and of the loss, destruction or theft of the Warrant so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Warrant Agent in their sole discretion, and such applicant may also be required to furnish indemnity or security in amount and form satisfactory to the Corporation and the Warrant Agent, in their discretion, to save each of them harmless and shall pay the expenses and charges of the Corporation and the Warrant Agent in connection therewith.

          2.6.3 Warrants may be replaced only at a Warrant Agency or at any other place that is designated by the Corporation with the approval of the Warrant Agent.

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

2.7 Exchange of Warrants

          2.7.1 Warrants to purchase any specified number of Common Shares may, upon compliance with the reasonable requirements of the Warrant Agent, be exchanged for another Warrant, or Warrants, entitling the holder thereof to purchase in the aggregate the same number of Common Shares as are purchasable under the Warrant, or Warrants, so exchanged.

          2.7.2 Warrants may be exchanged only at a Warrant Agency or at any other place that is designated by the Corporation with the approval of the Warrant Agent. Any Warrants tendered for exchange shall be surrendered to the Warrant Agency and be cancelled.

          2.7.3 No charge will be levied by the Corporation or the Warrant Agent upon a presenter of a Warrant pursuant to this Agreement for the transfer of any Warrant or for the exchange of any Warrant, but reimbursement to the Warrant Agent or the Corporation for any taxes or other charges in connection therewith shall be made by such holder as a condition precedent to such exchange.

          2.7.4 The Corporation hereby appoints the Warrant Agent as registrar of the Warrants. The Corporation may hereafter, with the consent of the Warrant Agent, appoint one or more additional registrars of the Warrants.

          2.7.5 The Corporation shall cause to be kept by the Warrant Agent at its principal office in the City of Montreal and Toronto.

             2.7.5.1 a register of holders of Warrants in which shall be entered the names and addresses of the holders of the Warrants and of the number of Warrants held by them; and

             2.7.5.2 a register of transfers of Warrants in which shall be entered the date and other particulars of each transfer of Warrants.

          2.7.6 No transfer of a Warrant shall be valid unless made by:

             2.7.6.1 the holder or his successors, executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent with signatures guaranteed by an Eligible Institution; or

             2.7.6.2 the liquidator of, or a trustee in bankruptcy for, a Warrantholder,

        and in compliance with such reasonable requirements as the Warrant Agent and the Corporation may prescribe (including the requirement to provide evidence of satisfactory compliance with applicable securities laws) and recorded on the register of transfers maintained by the Warrant Agent pursuant to Section 2.7.5, nor until all stamp taxes or governmental or other charges arising by reason of such transfer have been paid by the Warrantholder. Subject to the Warrant Agent complying with the provisions of this Agreement, the Warrant Agent may assume compliance with applicable securities laws unless otherwise notified in writing by the Corporation.

          2.7.7 The registers shall be open at all reasonable times during business hours on a Business Day for inspection by the Corporation, the Warrant Agent or any Warrantholder. The Warrant Agent shall, from time to time when requested to do so by the Corporation, furnish the Corporation with a list of the names and addresses of holders of Warrants entered in the register of holders kept by the Warrant Agent and showing the number of Underlying Securities that might then be acquired upon the exercise of the Warrants held by each such holder.

2.8 Distribution of Warrant on Separation Date

          2.8.1 Subject to Section 2.9, from the date of their issuance to the Separation Date, the Warrants issued pursuant to Section 2.1 shall remain part of the Units and the Warrants shall be evidenced by one or more legended certificates for the Common Shares and the Warrants which comprise the Units and, during such period, the Warrants shall neither be exercised nor separated from their corresponding Common Shares.

          2.8.2 Subject to Section 2.9, the Warrants, issuable in registered form evidencing the Warrants issued pursuant to Section 2.1, shall be issued to all registered holders of legended certificates for the Common Shares and the Warrants at the close of business on the Separation Date.

          2.8.3 Subject to Section 2.9, the Warrant shall be mailed by the Warrant Agent to all registered holders of legended certificates for the Common Shares and the Warrants, as soon as practicable, but in any event, not later than the second Business Day after the Separation Date.

2.9 Book-Based System

          2.9.1 Subject to Section 2.11, Warrants shall be issued in Book-Entry Only Form and shall be represented by one or more fully-registered permanent global Warrant certificates in the form of the certificate set out in Schedule "A" hereto together with the legend provided for in Subsection 2.9.2 (the "Global Certificates"). The Global Certificate(s) shall be held by, or on behalf of, the Depository as depository for the Participants and shall be registered in the name of "CDS & CO." (or such other name as the Depository may use from time to time as its nominee for the purposes of the Book-Based System).

          2.9.2 The Global Certificate(s) shall bear a legend in substantially the following form subject to modification as required by the Depository:

        "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED ("CDS") TO THE CORPORATION OR THE WARRANT AGENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS AN INTEREST HEREIN. THIS CERTIFICATE IS SUBJECT TO AN ISSUE SPECIFIC LETTER OF REPRESENTATION OF THE CORPORATION TO CDS, AS SUCH LETTER MAY BE REPLACED OR AMENDED FROM TIME TO TIME."

2.10 Transfer of Warrants held in Book-Based System.

          2.10.1 Subject to Section 2.11, transfers and registrations of ownership of the Warrants represented by the Global Certificate(s) will only be made to another nominee of the Depository or to a successor Depository or a nominee of such successor Depository.

          2.10.2 It is expressly acknowledged that transfers of beneficial ownership in any Warrant represented by the Global Certificate(s) will be effected only (i) with respect to the interest of Participants, through records maintained by the Depository or its nominee for the Global Certificate(s), and (ii) with respect to interest of persons other than Participants, through records maintained by Participants. Beneficial Owners who are not Participants but who desire to purchase, sell or otherwise transfer ownership of or other interest in Warrants represented by the Global Certificate(s) may do so only through a Participant.

          2.10.3 The rights of Beneficial Owners shall be limited to those established by applicable law and agreements between the Depository and the Participants and between such Participants and Beneficial Owners and must be exercised through a Participant in accordance with the rules and procedures of the Depository.

          2.10.4 Subject to Section 2.11, neither the Corporation nor the Warrant Agent shall be under any obligation to deliver to Participants or Beneficial Owners, nor shall the Participants or the Beneficial Owners have any right to require the delivery of, a certificate or other instrument evidencing an interest in the Warrants.

2.11 Termination of Book-Based System.

          2.11.1 Upon the occurrence of any of the following events:

             2.11.1.1 if required by applicable law;

             2.11.1.2 if the Book-Based System ceases to exist;

             2.11.1.3 if the Corporation or the Depository advises the Warrant Agent that the Depository is no longer willing or able or qualified to discharge properly its responsibilities as Holder of the Global Certificate(s) and the Corporation is unable to locate a qualified successor; or

             2.11.1.4 if the Corporation at its option elects to terminate its present arrangements with the Depository for any reason (including without limitation, in circumstances where the Corporation considers it impracticable or inefficient to effect any distribution or exchange in respect of Warrants through the facilities of the Depository);

        the Warrant Agent shall notify the Depository, unless the Warrant Agent has so been notified by the Depository, for and on behalf of Participants and Beneficial Owners, that the Book-Based System has terminated and that the Warrants will be represented by Physical Warrants; the Depository will then be required to surrender the Global Certificate(s) along with written instructions to the Warrant Agent as to the Participants in whose names the Physical Warrants are to be registered and delivered and the authorized denominations of the Physical Warrants to be registered in the name of each such Participant, whereupon Physical Warrants shall be issued by the Corporation and registered and delivered in accordance with the written instructions of the Depository upon surrender of the Global Certificate(s);

          2.11.2 Transfers and exchanges of the foregoing Physical Warrants will thereafter be effected in accordance with Subsection 2.7.5 and Sections 2.6 and 2.7 of this Agreement, and a register for the Physical Warrant shall be kept at the principal office of the Warrant Agent in the City of Montreal and Toronto.

2.12 Dealings with the Depository.

          2.12.1 The Corporation and the Warrant Agent acknowledge that subject to and in accordance with the rules and procedures of the Depository as at the date of this Agreement, each Participant must look solely to the Depository through its paying agent service, for so long as the Depository is the registered Holder of the Global Certificate(s), for the delivery of any Common Shares made by the Warrant Agent or the Corporation, as the case may be, to the registered holder of the Global Certificate(s), and each Beneficial Owner must look solely to Participants for the Common Shares beneficially owned by it. Provided that the Corporation has delivered, or caused to be delivered, Common Shares to the Warrant Agent or, with the consent of the Warrant Agent, to the Depository, as the case may be, in respect of the Global Certificate(s) as for delivery to Warrantholders who have exercised Warrants required by this Agreement, no person, including any Participant, shall have any claim against the Corporation in respect of any such Common Shares and the obligations of the Corporation shall be discharged by delivery to the Warrant Agent or Depository, as the case may be, in respect of such Common Shares;

          2.12.2 The Corporation and the Warrant Agent understand that, if so requested by the Warrant Agent or the Corporation, the Depository will deliver to such requesting party a certified list of Participants (the "Participants' List") as at the date requested by such party showing the name and address of each Participant together with the Participant's interest in the Warrants and that, for so long as interests in the Warrants are represented by the Global Certificate(s), the Depository shall, upon the reasonable request of the Warrant Agent or the Corporation from time to time, deliver to such requesting party a copy of the then current Participants' List and such additional information as the Warrant Agent or Corporation may reasonably request. The Corporation and the Warrant Agent shall be entitled to rely upon all such information provided by the Depository;

          2.12.3 The Corporation and the Warrant Agent understand that the Depository acts as the agent and depository for the Participants and neither the Corporation nor the Warrant Agent assume any liability or responsibility for:

             2.12.3.1 any aspect of the records relating to the beneficial ownership of the Warrants held by the Depository or the payments relating to such Warrants;

             2.12.3.2 maintaining, supervising or reviewing any records relating to the beneficial ownership of Warrants held by the Depository; or

             2.12.3.3 any advice or representation made by or with respect to the Depository and contained in this Agreement or any agreement supplemental to this Agreement and relating to the rules governing the Depository or any action to be taken by the Depository or at the direction of the Participants;

3. EXERCISE OF WARRANTS

3.1 Method of Exercise of Warrants

          3.1.1 Subject to Subsection 2.1.3 and 3.1.4, the holder of any Warrants may exercise the right thereby conferred on such holder to purchase Common Shares by surrendering, during usual business hours after the Separation Date but prior to the Time of Expiry, to any of the Warrant Agencies that is designated by the Corporation with the approval of the Warrant Agent:

             3.1.1.1 a duly completed and executed Exercise Form substantially in the form set out in Schedule A, and

             3.1.1.2 cash or a certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Warrant Agent at par in the city where such Warrant is exercised in an amount equal to the Exercise Price multiplied by the number of Common Shares being purchased.

        A duly completed and executed Exercise Form referred to in 3.1.1.1, together with payment of the Exercise Price of the Common Shares being purchased referred to in 3.1.1.2, shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof, in each case, by the Warrant Agent at any Warrant Agency.

          3.1.2 Subject to Subsections 2.1.3 and 3.1.4, any Exercise Form referred to in Subsection 3.1.1 shall be signed by the Warrantholder and shall specify the number of Common Shares which the holder desires to purchase (being not more than those which the holder is entitled to purchase pursuant to the Warrant(s) surrendered), the person or persons in whose name or names such Common Shares are to be registered, the address or addresses of such persons and the number of Common Shares to be registered in the name of each such person if more than one is so specified. If any of the Common Shares purchased are to be registered in the name or names of a person or persons other than the Warrantholder, the Warrantholder shall pay to the Corporation or the Warrant Agency on behalf of the Corporation, all applicable transfer or similar taxes and the Corporation shall not be required to deliver certificates evidencing Common Shares unless or until such Warrantholder shall have paid to the Corporation or the Warrant Agency on behalf of the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or that no tax is due. No such Common Shares shall be issued to any U.S. Person at any time when the Registration Statement is not effective.

          3.1.3 In connection with the exchange and exercise of Warrants and in compliance with such other terms and conditions hereof as may be required, the Corporation shall provide for one or more agencies (a "Warrant Agency") in Montreal and Toronto, and at any other place or places in Canada or the United States which may be designated by the Corporation and of which the Corporation shall notify the Warrantholders, at which Warrants may be surrendered for exchange or Warrants exercised. The Corporation has initially appointed the principal offices of Computershare Trust Company of Canada in Montreal and Toronto as Warrant Agencies. The Corporation shall give notice to Warrantholders of any change of a Warrant Agency.

          3.1.4 Notwithstanding any provision to the contrary contained in this Agreement, no U.S. Person (a "U.S. Person") as defined in Rule 902(k) of Regulation S under the 1933 Act, as amended, or person holding such Warrant for the account of a U.S. Person shall exercise any Warrant at any time when no

     Registration Statement is effective. If no Registration Statement is effective, all Warrants held by U.S. Persons or persons holding such Warrants for the account of U.S. Persons shall immediately cease to be exercisable for so long as the Registration Statement is not effective and such Warrants are held by U.S. Persons or persons holding such Warrants for the account of U.S. Persons. If no Registration Statement is effective at any time when any Warrant is exercised, as a condition of the exercise of such Warrant, the Corporation may require that the holder of such Warrant provide such evidence that it is not a U.S. Person or person holding such Warrant for the account of a U.S. Person as the Corporation shall reasonably request; provided that if the Corporation, acting reasonably, is not satisfied in such circumstance that the holder is not a U.S. Person or person holding such Warrant for the account of a U.S. Person, such Warrantholder shall be notified forthwith by the Warrant Agent.

          3.1.5 Any Warrantholder may elect to make payment of the Exercise Price pursuant to Subsection 3.1.1 in U.S. dollars. In such an event, the Exercise Price payable by such Warrantholder shall be the U.S. dollar equivalent of the Exercise Price payable in U.S. dollars based on the Exchange Rate on the Business Day immediately preceding the date on which the relevant Warrant is exercised, rounded to the nearest tenth of a cent. At the request of the Warrant Agent, the Corporation shall provide a certificate to the Warrant Agent setting out the applicable Exchange Rate.

3.2 Effect of Exercise of Warrants

          3.2.1 Upon compliance by the holder of any Warrant with the provisions of Section 3.1 and subject to Section 3.3, the number of Common Shares purchased shall be deemed to have been sold and the person or persons in whose name or names such Common Shares are to be registered shall be deemed to have become the holder or holders of record of such Common Shares on the Exercise Date unless the transfer registers of the Corporation shall be closed on such date, in which case the Common Shares purchased shall be deemed to have been sold, and such person or persons shall be deemed to have become the holder or holders of record of such Common Shares, on the date on which such transfer registers are reopened, but such Common Shares shall be sold at the Exercise Price in effect on the Exercise Date.

          3.2.2 Subject to Section 2.1.3 and 3.1.4, after due exercise of Warrants as aforesaid, the Warrant Agent shall, within five Business Days
     (i) cause to be mailed to the person or persons in whose name or names the Common Shares so purchased are to be registered, as specified in the Exercise Form completed, at the address(es) specified in such Exercise Form, or (ii) if so specified in such Exercise Form, cause to be delivered to such person or persons at the office of the Warrant Agency where such Warrants were surrendered, a share certificate or certificates for the appropriate number of Common Shares which the Warrantholder is entitled to and has elected to purchase pursuant to the Warrants. In addition, if required by law, the Corporation shall cause to be delivered to any U.S. Person in whose name the Common Shares issuable or deliverable, as the case may be, upon the exercise of the Warrants, a prospectus that complies with
     Section 10 of the 1933 Act.

3.3 Subscription for Less than Entitlement; Fractions

          3.3.1 The holder of any Warrant may elect to purchase a number of Common Shares which is less than the number which the holder is entitled to purchase pursuant to the Warrant, provided, however, that in no event shall fractional Common Shares be delivered with regard to Warrants exercised. In the event of the exercise of a number of Warrants which is less than the number of Warrants held by a holder, the holder of the Warrant upon exercise thereof shall, in addition, be entitled to receive, without charge therefor, a new Warrant in respect of the balance of the Warrants which such holder was entitled to exercise pursuant to the Warrant and which were not then exercised.

          3.3.2 Notwithstanding any other provision of this Agreement, including any adjustment provided for in Article 4, neither the Corporation nor the Warrant Agent shall be required, upon the exercise of any Warrants, to issue fractions of Common Shares or to deliver certificates which evidence fractional Common Shares. To the extent that a Warrant confers the right to purchase a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with another Warrant or Warrants, which in the aggregate entitle the holder thereof to purchase a whole number of Common

     Shares and under no circumstances shall the Corporation be obligated to deliver fractional Common Shares. In lieu of fractional Common Shares, there shall be paid to the holder by the Corporation, upon surrender of Warrants for exercise pursuant to Section 3.1, as soon as practicable after surrender, an amount in lawful money of Canada or of the United States pursuant to Subsection 3.1.5 equal to the then Current Market Price of such fractional interest.

3.4 Expiration of Warrants

          3.4.1 After the Time of Expiry, all rights under any Warrant in respect of which the right of purchase herein and therein provided for shall not theretofore have been exercised shall be extinguished and shall cease and terminate and such Warrant shall become null and void.

          3.4.2 The Warrant Agent shall give notice not less than 90, and not more than 120, days prior to the Time of Expiry to the Warrantholders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the Time of Expiry.

3.5 Cancellation of Surrendered Warrants

     All Warrants surrendered to Warrant Agencies pursuant to Section 2.6, 2.7 or 3.1 shall be cancelled by the Warrant Agent and the Warrant Agent shall record the cancellation of such Warrants on the register of holders maintained by the Warrant Agent. The Warrant Agent shall, within three Business Days of the cancellation, furnish the Corporation and the Selling Shareholder with a cancellation certificate identifying the Warrants so cancelled and the number of Common Shares purchased.

3.6 Accounting and Recording

          3.6.1 The Warrant Agent shall promptly account to the Corporation and the Selling Shareholder with respect to Warrants exercised and remit to the Agent, not later than the second Business Day following the date of receipt, all monies received by the Warrant Agent on the purchase of Common Shares delivered by the Selling Shareholder or, in the event that the Selling Shareholder is unable to deliver, or cause to be delivered, Common Shares to the Warrant Agent, upon due exercise of Warrants as herein provided, the Corporation through the exercise of Warrants. All such monies and any securities or other instruments from time to time received by the Warrant Agent shall be received in deposit for, and shall be segregated and kept apart by the Warrant Agent in deposit for, the Agent, to be dealt with in accordance with the provisions of the Delivery Agreement.

          3.6.2 The Warrant Agent shall record the particulars of all Warrants exercised which shall include the names and addresses of the persons who became holders of Common Shares on exercise, the Exercise Date, the Exercise Price and the number of Common Shares delivered from the Pledged Shares. Within two Business Days of each Exercise Date, the Warrant Agent shall provide such particulars in writing to the Selling Shareholder and the Corporation.

4.  ADJUSTMENT OF PURCHASE RIGHTS AND EXERCISE PRICE

4.1 Adjustment of Exercise Rights

     The Exercise Price per Common Share and the number of Common Shares which may be subscribed for upon exercise of a Warrant shall be subject to adjustment from time to time upon the occurrence of any of the events and in the manner provided as follows:

          4.1.1 If and whenever at any time prior to the Time of Expiry the Corporation shall:

             4.1.1.1 Declare a dividend or make a distribution on its Common Shares in each case payable in Common Shares (or securities exchangeable for or convertible into Common Shares), which constitutes an Extraordinary Dividend, or

             4.1.1.2 Subdivide or change its outstanding Common Shares into a greater number of Common Shares, or

             4.1.1.3 Reduce, combine or consolidate its outstanding Common Shares into a lesser number,

           (any of such events in these Subsections 4.1.1.1, 4.1.1.2 and 4.1.1.3 being called a "Common Share Reorganization"), then effective immediately after the record date or effective date, as

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           the case may be, at which the holders of Common Shares are determined for the purposes of the Common Share Reorganization, the Exercise Basis shall be adjusted by multiplying the applicable Exercise Basis in effect on such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of additional Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares immediately after giving effect to such Common Share Reorganization) and the denominator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization.

          4.1.2 If and whenever at any time prior to the Expiry Time the Corporation shall fix a record date for the issuing of rights, options or warrants to all or substantially all of the holders of the Common Shares entitling them for a period expiring not more than 45 days after such record date (the "Rights Period") to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) which is less than 95% of the Current Market Price per Common Share on the record date for such issue (any of such events being called a "Rights Offering"), then effective immediately after the end of the Rights Period the Exercise Price shall be adjusted to a price determined by multiplying the applicable Exercise Price in effect at the end of the Rights Period by a fraction the numerator of which shall be the sum of:

             4.1.2.1 The number of Common Shares outstanding as of the record date for the Rights Offering, and

             4.1.2.2 A number determined by dividing (A) either the product of
        (i) the number of Common Shares issued during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering and (ii) the price at which such Common Shares are issued, or, as the case may be, the product of (iii) the number of Common Shares for or into which the convertible or exchangeable securities issued during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering are exchangeable or convertible and (iv) the exchange or conversion price of the convertible or exchangeable securities so issued, by (B) the Current Market Price per Common Share as of the record date of the Rights Offering, and

        The denominator of which shall be the number of Common Shares outstanding (including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the rights Offering) or which would be outstanding upon the conversion or exchange of all convertible or exchangeable securities issued during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering, as applicable, in each case after giving effect to the Rights Offering.

        Common Shares owned by or held (otherwise than as security) for the account of the Corporation or any Subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation.

          4.1.3 If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the payment, issue or distribution to all or substantially all of the holders of the Common Shares of (i) a cash dividend, (ii) cash or assets (including evidences of the Corporation's indebtedness), or (iii) rights, options, warrants or other securities (including securities convertible into or exchangeable for Common Shares), and such payment, issue or distribution constitutes an Extraordinary Dividend and does not constitute, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the Exercise Price shall be adjusted effective immediately after such record date to a price determined by multiplying the applicable Exercise Price in effect on such record date by a fraction:

             4.1.3.1 the numerator of which shall be:

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

                (A) the product of the number of Common Shares outstanding on such record date and the Current Market Price per Common Share on such record date; less

                (B) the fair market value, as determined in good faith by action of the directors (whose determination shall be conclusive), to the holders of the Common Shares of such dividend, cash, assets, rights or securities so paid, issued or distributed less the fair market value, as determined in good faith by action of the directors (whose determination shall be conclusive), of the consideration, if any, received therefor by the Corporation, and

             4.1.3.2 the denominator of which shall be the number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share on such record date.

        Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such payment, issuance or distribution is not so made, the Exercise Price shall be readjusted effective immediately to the Exercise Price which would then be in effect based upon such payment, issuance or distribution actually made.

          4.1.4 If and whenever at any time prior to Time of Expiry there shall be a reorganization, reclassification or other change of Common Shares outstanding at such time or change of the Common Shares into other shares or into other securities (other than a Common Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a sale, conveyance or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity in which the holders of Common Shares are entitled to receive shares, other securities or property, including cash (any of such events being herein called a "Capital Reorganization"), any holder who exercises his right to subscribe for and purchase Common Shares pursuant to the exercise of Warrants after the effective date of such Capital Reorganization shall be entitled to receive, and shall accept for the same aggregate consideration in lieu of the number of Common Shares to which such holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which such holder would have received as a result of such Capital Reorganization had he exercised his right to acquire Underlying Securities immediately prior to the effective date or record date, as the case may be, of the Capital Reorganization and had he been the registered holder of such Underlying Securities on such effective date or record date, as the case may be, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Subsections 4.1.2 and 4.1.3 hereof. If determined appropriate by the directors, acting in good faith, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 4.1, with respect to the rights and interests thereafter of the holder of a Warrant to the end that the provisions set forth in this
     Section 4.1 shall thereafter correspondingly be made applicable as nearly as may be reasonably possible in relation to any shares, other securities or other property thereafter deliverable upon the exercise of the Warrant. Any such adjustment shall be made by and set forth in an agreement supplemental hereto approved by action of the directors, acting in good faith, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

          4.1.5 In case the Corporation after the date of issue of the Warrants shall take any action affecting the Common Shares, other than action described in this Section 4.1, which in the opinion of the directors, acting reasonably, would materially adversely affect the rights of the Warrantholders, the Exercise Price or the number of Common Shares purchasable upon the exercise of each Warrant shall be adjusted in such manner, if any, and at such time, by action of the directors, acting reasonably, as they may determine to be equitable in the circumstances, but subject in all cases to any necessary regulatory approvals.

4.2 Adjustment Rules

     For the purposes of Section 4.1, any adjustment shall be made successively whenever an event referred to therein shall occur, subject to the following provisions:

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

          4.2.1 All calculations shall be made to the nearest 1/100th of a Common Share;

          4.2.2 No adjustment to an Exercise Price shall be required unless such adjustment would result in a change of at least one per cent in the prevailing Exercise Price and no adjustment shall be made in the number of Common Shares which may be subscribed for upon exercise of the Warrant unless it would require a change of at least 1/100th of a Common Share; provided, however, that any adjustments which, except for the provisions of this Subsection 4.2.2 would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment;

          4.2.3 If any question shall arise with respect to adjustments provided for in this Article 4, such question shall, absent manifest error, be conclusively determined by a firm of chartered accountants appointed by the Corporation (who may be the Corporation's auditors) and acceptable to the Warrant Agent, acting reasonably; such chartered accountants shall have access to all necessary records of the Corporation and such determination shall be binding on the Corporation, the Warrant Agent and the Warrantholders, absent manifest error. In the event that any such determination is made, the Corporation shall deliver a certificate to the Warrant Agent describing such determination and confirming such consent;

          4.2.4 If the Corporation shall set a record date to determine the holders of its Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights, options or warrants and shall thereafter and before the distribution to such Shareholders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of the warrant shall be required by reason of the setting of such record date; and

          4.2.5 As a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to any of the Warrants, the Corporation shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Corporation have unissued and reserved in its authorized capital, and may validly and legally issue as fully paid and non-assessable, all of the Underlying Securities that the Warrantholders are entitled to receive on full exercise thereof in accordance with the provisions hereof.

4.3 Postponement of Subscription

     In any case where the application of Section 4.1 results in an increase in the number of Common Shares issuable upon the exercise of the Warrants taking effect immediately after the record date for a specific event, if any Warrant is exercised after that record date and prior to completion of the event, the Corporation may postpone the issuance to the holder of the Warrant of the Common Shares to which such Warrantholder is entitled by reason of such adjustment but such Common Shares shall be so issued and delivered to that holder upon completion of that event, with the number of such Common Shares calculated on the basis of the number of Common Shares on the date that the Warrant was adjusted for completion of that event and the Corporation shall deliver to the person or persons in whose name or names the Common Shares are to be issued an appropriate instrument evidencing the right of such person or persons to receive such Common Shares and the right to receive any dividends or other distributions which, but for the provisions of this Section 4.3, such person or persons would have been entitled to receive in respect of such Common Shares from and after the date that the Warrant was exercised in respect thereof.

4.4 Notice of Adjustment of Exercise Rights

          4.4.1 At least 10 days prior to the effective date or record date, as the case may be, of any event that requires or that may require an adjustment in any of the exercise rights pursuant to any of the Warrants, including the number of Underlying Securities that may be acquired upon the exercise thereof, the Corporation shall:

             4.4.1.1 file with the Warrant Agent a certificate of the Corporation specifying the particulars of such event (including the record date or the effective date for such event) and, if determinable, the required adjustment and the computation of such adjustment; and

             4.4.1.2 give notice to the Warrantholders of the particulars of such event (including the record date or the effective date for such event) and, if determinable, the required adjustment, in accordance with the provisions set out in Section 12.1.

          4.4.2 In case any adjustment for which a notice in Subsection 4.4.1 has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable:

             4.4.2.1 file a certificate of the Corporation with the Warrant Agent showing how such adjustment was computed; and

             4.4.2.2 give notice to the Warrantholders of the adjustment, in accordance with the provisions set out in Section 12.1.

          4.4.3 The Warrant Agent may act and rely for all purposes upon any certificates and any other documents filed by the Corporation pursuant to this Section 4.4.

4.5 No action after Notice

     The Corporation shall not take any other corporate action that might deprive any Warrantholder of the opportunity to exercise Warrants during the 10-day period after the giving of the notice set forth in Subsection 4.4.1.

4.6 No Duty to Inquire

     Except as provided in Section 10.2, the Warrant Agent shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment contemplated by Sections 4.1 and 4.2, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant.

5.  NOTICE AND EVIDENCE OF OWNERSHIP

5.1 Notice to Warrantholders

     Unless herein otherwise expressly provided, any notice to be given under this Agreement to Warrantholders shall be deemed to be validly and sufficiently given if such notice is sent by mail, postage prepaid, by letter or circular addressed to all Warrantholders at their address appearing in the register of Warrantholders kept by the Warrant Agent at the principal offices of the Warrant Agent in Montreal and Toronto or in any such other place or places as the Corporation with the approval of the Warrant Agent may designate.

     Any notice so given shall be deemed to have been effectively given on the fifth Business Day following the date of the postmark on such notice. In determining under any provision hereof the date when notice of any meeting or other event must be given, the date of giving notice shall be included and the date of the meeting or other event shall be excluded.

5.2 Ownership and Transfer of Warrants

     Except as ordered by a court of competent jurisdiction or as required by law, the Corporation and the Warrant Agent shall treat the registered holder of any Warrant as the absolute owner of the Warrants represented thereby (notwithstanding any notice of ownership or writing thereon of previous loss or theft or trust or other interest therein) for the purpose of purchasing Common Shares thereunder and for all other purposes. A Warrantholder may transfer his Warrants in the manner and subject to the terms set forth in this Section 5.2 and in Article 11. Except as provided in Section 2.10, title to Warrants shall be transferable by delivery of the Warrant relating thereto when properly endorsed or accompanied by proper instruments of transfer in suitable form for transfer by delivery with the same effect as in the case of a negotiable instrument; provided, however, that registration of transfer shall be necessary to become a Warrantholder. Warrants may be transferred only at a Warrant Agency by the Warrantholder or his executors, administrators or other legal representatives or his attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent by completing the form of transfer on the reverse side of the

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

Warrant and upon compliance with such reasonable requirements as the Warrant Agent may prescribe. All persons may act accordingly and the receipt by any such Warrantholder of the Common Shares purchasable pursuant thereto shall be a good discharge to the Corporation and the Warrant Agent for the same and neither the Corporation nor the Warrant Agent shall be bound to inquire into the title of any such holder, except where the Corporation or the Warrant Agent is required to take notice by law or by order of a court of competent jurisdiction. Execution and transfer of Warrants shall occur at any of the Warrant Agencies. No Warrants may be accepted for registration of transfer after the Time of Expiry. The Corporation hereby acknowledges and agrees that the assignment of any rights or claims under this Agreement, shall have full effect upon registration of any Warrant as provided in this Agreement.

6.  COVENANTS

6.1 General Covenants of Corporation

     The Corporation hereby covenants with the Warrant Agent that, so long as any Warrants remain outstanding and may be exercised:

          6.1.1 subject to Section 9.2, the Corporation shall maintain its corporate existence;

          6.1.2 the Corporation shall not close its securities registers or take any other action which would deprive the Warrantholders of the opportunity of exercising their right of purchase pursuant to the Warrants held by such persons during the period of 10 days after the giving of the notice required by Section 4.4;

          6.1.3 all Common Shares which shall be deliverable upon the due exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable;

          6.1.4 the Corporation shall use its best efforts to maintain the Common Shares and the Warrants listed and posted for trading on the Toronto Stock Exchange and the Common Shares listed and posted for trading on the New York Stock Exchange;

          6.1.5 the Corporation shall at all times have a Warrant Agency in Montreal and Toronto;

          6.1.6 the Corporation will use its reasonable efforts to maintain its status as a reporting issuer or equivalent not in default, and not be in default in any material respect of the applicable requirements of, the applicable securities laws of each of the provinces of Canada and the federal securities laws of the United States;

          6.1.7 if at any time no Registration Statement is effective, the Corporation will give notice to the Warrant Agent forthwith and the Warrant Agent will give notice, in accordance with the provisions set out in
     Section 12.1, to each Warrantholder having an address in the United States shown on the register of Warrantholders kept by the Warrant Agent pursuant to Section 2.7.5 of such fact as soon as reasonably practicable, but in any event within five Business Days after learning that no Registration Statement is effective. Such notice must be sent by fax, if possible, to any securities depositary that is a registered holder;

          6.1.8 the Corporation will use its reasonable best efforts to maintain the Registration Statement continuously effective under the 1933 Act;

          6.1.9 if, in the opinion of the Corporation's outside counsel, any instrument is required to be filed with, or any permission, order or ruling is required to be obtained from any securities administrator, regulatory agency or governmental authority in Canada or the United States or any other step is required under any federal or provincial law of Canada or any federal or state law of the United States before the Underlying Securities may be issued or delivered to a Warrantholder, the Corporation will use its reasonable best efforts to file such instrument, obtain such permission, order or ruling or take all such other actions, as its expense, as are required;

          6.1.10 the Corporation will not agree to any amendment to the Delivery Agreement that would prejudice the rights of Warrantholders; and

          6.1.11 the Corporation shall duly and punctually observe or perform all of the covenants and obligations contained in this Agreement and the Warrants on its part to be observed or performed.
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

6.2 Remuneration and Expenses of Warrant Agent

     The Corporation shall pay to the Warrant Agent from time to time its pro rata share of reasonable remuneration for its services under this Agreement and shall pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in the administration or execution of its duties under this Agreement (including the reasonable compensation and the disbursements of its counsel and all other advisors and assistants not regularly in its employ) both before any default under this Agreement and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the negligence, intentional or gross fault or bad faith of the Warrant Agent. The Corporation shall pay the costs and expenses of any independent valuer appointed by the Corporation in accordance with the provisions of this Agreement.

6.3 Performance of Covenants by Warrant Agent

     If the Corporation shall fail to perform any of its covenants contained in this Agreement on its part to be performed and has not remedied such failure within 10 Business Days after receiving notice from the Warrant Agent of such failure, the Warrant Agent may notify the Warrantholders of such failure on the part of the Corporation or may itself perform any of the said covenants capable of being performed by the Warrant Agent, but shall be under no obligation to perform such covenant or to notify the Warrantholders of such performance by it. No such performance, expenditure or advance by the Warrant Agent shall be deemed to relieve the Corporation, of any default hereunder or of its continuing obligations under this Agreement.

7.  ENFORCEMENT

7.1 Suits by Warrantholders

     All or any of the rights conferred upon any Warrantholder by any of the terms of one or more of the Warrants or of this Agreement may be enforced by the Warrantholder by appropriate legal proceedings, but without prejudice to the right which is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrantholders and subject to the provisions of Section 8.10.

7.2 Immunity of Shareholders, etc.

     The Warrant Agent and, by the acceptance of the Warrants and as part of the consideration for the issue of the Warrants, the Warrantholders hereby waive and release any right, cause of action, remedy or recourse, now or hereafter existing, in any jurisdiction against any person in his capacity as an incorporator or as a past, present or future shareholder, director, officer, employee or agent of the Corporation for the sale of the Common Shares pursuant to any Warrant or on any obligation, covenant, agreement, representation or warranty by the Corporation contained in this Agreement or in the Warrants. For greater certainty, the obligations, covenants, agreements, representations and warranties of the Corporation contained in this Agreement shall constitute solely the obligations, covenants, agreements, representations and warranties of the Corporation, and not those of any such incorporator, shareholder, director, officer, employee or agent of the Corporation.

7.3 Limitation of Liability

     Notwithstanding any other provision of this Agreement, the obligations under this Agreement are not personally binding upon, nor shall resort under this Agreement be had to, the private property of any of the past, present or future shareholders, directors, officers, employees or agents of the Corporation, but only the property of the Corporation shall be bound in respect thereof.

8.  MEETINGS OF WARRANTHOLDERS

8.1 Right to Convene Meetings

     The Warrant Agent may at any time and from time to time and shall, on receipt of a written request of the Corporation or of a Warrantholders' Request, convene a meeting of the Warrantholders, provided that the Warrant Agent is indemnified to its reasonable satisfaction by the Corporation which signed the written

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

request, or by the Warrantholders who signed the Warrantholders' Request against the expenses that may be incurred in connection with the calling and holding of the meeting. If the Warrant Agent fails to so call a meeting within 15 days after receipt of such written request of the Corporation, or Warrantholders' Request, and indemnity given as aforesaid, the Corporation or such Warrantholders, as the case may be, may call a meeting. All meetings of Warrantholders shall be held in Montreal, or at such other place in Canada, as may be approved or determined by the Warrant Agent.

8.2 Notice

     At least 21 days' prior notice of any meeting of Warrantholders shall be given to the Warrantholders in the manner provided for in Section 5.1 and a copy of such notice shall be sent by mail or delivered to the Warrant Agent and the Corporation, provided, however, that a notice of meeting shall not be required to be sent to any of the Warrant Agent or the Corporation which called the meeting. The notice of meeting shall state the time and place of the meeting and the general nature of the business to be transacted thereat, provided, however, that it shall not be necessary for any such notice to contain the text of any resolution to be submitted to the meeting or any of the provisions of this
Article 8. The notice of meeting may be signed by a duly authorized officer of the Warrant Agent or of the Corporation or the person or persons designated by such Warrantholders, as the case may be.

8.3 Chairperson

     The Warrant Agent may appoint an individual to be chairperson of the meeting and, if no individual is so appointed, or if the individual so appointed is not present within 15 minutes from the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy shall appoint an individual present to be chairperson.

8.4 Quorum

     Subject to Section 8.11, at any meeting of the Warrantholders, a quorum of Warrantholders shall consist of at least two Warrantholders present in person or by proxy and entitled to purchase at least 10% of the aggregate number of Common Shares which could be purchased pursuant to all the then outstanding Warrants. If a quorum of the Warrantholders shall not be present within one half-hour from the time fixed for holding any meeting, the meeting, if called by the Warrantholders or on a Warrantholders' Request, shall be dissolved; but in any other case, the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place to the extent possible and, subject to the provisions of Section 8.11, no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the original meeting. If a quorum is present at the opening of the meeting, or an adjournment thereof, the Warrantholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting, or an adjournment thereof. At the adjourned meeting, the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally called, notwithstanding that such Warrantholders may not be entitled to purchase at least 10% of the aggregate number of Common Shares which may be purchased pursuant to all the then outstanding Warrants.

8.5 Power to Adjourn

     The chairperson of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

8.6 Show of Hands

     Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands, except that votes on an extraordinary resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairperson that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

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

8.7 Poll and Voting

     On every extraordinary resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairperson or by one or more of the Warrantholders acting in person or by proxy, a poll shall be taken in such manner as the chairperson shall direct. Questions other than those required to be determined by extraordinary resolution shall be decided by a majority of the votes cast on the poll. On a show of hands, every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders, or both, shall have one vote. On a poll, each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each whole Common Share which he is entitled to purchase pursuant to the Warrant or Warrants then held or represented by him. A proxy need not be a Warrantholder. The chairperson of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

8.8 Regulations

     The Warrant Agent, or the Corporation with the approval of the Warrant Agent, may from time to time make and from time to time vary such regulations as it or they shall consider appropriate for

          8.8.1 the issue of voting instruments by any bank, trust company or other depositary satisfactory to the Warrant Agent stating that the Warrants specified therein have been deposited with it by a named person and shall remain on deposit until after the meeting, which voting instrument shall entitle the persons named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in such voting instruments were the actual holder of the Warrants specified therein;

          8.8.2 the deposit of voting instruments and proxy forms at such place and time as the Warrant Agent, the Corporation or the Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

          8.8.3 the deposit of voting instruments and proxy forms at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such proxy forms to be mailed or telecopied before the meeting to the Corporation or to the Warrant Agent at the place where the same is to be held and for the voting of proxies so deposited as though the proxy forms themselves were produced at the meeting;

          8.8.4 the form of proxy; and

          8.8.5 generally for the calling of meetings of Warrantholders and the conduct of business thereat.

     Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Except as such regulations may provide, the only persons who shall be recognized at any meeting as a Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 8.9), shall be Warrantholders or persons holding proxies of Warrantholders.

8.9 Corporation and Warrant Agent May Be Represented

     The Corporation and the Warrant Agent, by their respective directors and officers, and the counsel for the Corporation and for the Warrant Agent, respectively, may attend any meeting of the Warrantholders, but shall not have the right to vote as such thereat.

8.10 Powers Exercisable by Extraordinary Resolution

     In addition to all other powers conferred upon them by any other provisions of this Agreement or by law, the Warrantholders at a meeting shall have the power, exercisable from time to time by extraordinary resolution:

          8.10.1 to agree with the Corporation to any modification, abrogation, alteration, compromise or arrangement of the rights of Warrantholders or the Warrant Agent in its capacity hereunder or on behalf of the Warrantholders against the Corporation, whether such rights arise under this Agreement or the Warrants or otherwise;

          8.10.2 to amend, alter or repeal any extraordinary resolution previously passed or adopted by the Warrantholders;

          8.10.3 to direct or authorize the Warrant Agent to enforce any of the covenants on the part of the Corporation contained in this Agreement or the Warrants or to enforce any of the rights of the Warrantholders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right;

          8.10.4 to waive, and direct the Warrant Agent to waive, any default on the part of the Corporation in complying with any provisions of this Agreement or the Warrants either unconditionally or upon any conditions specified in such extraordinary resolution;

          8.10.5 to assent to any change in or omission from the provisions contained herein or in the Warrants or any ancillary or supplemental instrument which is agreed to by the Corporation and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental Warrant Agreement embodying the change or omission;

          8.10.6 to assent to a compromise or arrangement with a creditor or creditors or a class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

          8.10.7 to remove the Warrant Agent and appoint a warrant agent;

          8.10.8 to restrain any Warrantholder, as such, from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation contained in this Agreement or the Warrants or to enforce any of the rights of the Warrantholders under this Agreement or the Warrants; and

          8.10.9 to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith.

8.11 Meaning of Extraordinary Resolution

          8.11.1 In this Agreement, the expression "extraordinary resolution" shall mean, subject as hereinafter in this Section 8.11 and in Section 8.13 provided, a resolution submitted at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 8 at which there are present in person or by proxy Warrantholders entitled to purchase at least 25% (50% for any extraordinary resolution that would increase the Exercise Price, reduce the number of securities issuable on exercise of the Warrants (other than pursuant to adjustments provided for herein) or shorten the period of time prior to the Time of Expiry) of the aggregate number of Common Shares which may be purchased pursuant to all the then outstanding Warrants and adopted by the affirmative votes of Warrantholders entitled to purchase not less than 66?% of the aggregate number of Common Shares which may be purchased pursuant to all the then outstanding Warrants represented at the meeting and voted on the poll upon such resolution.

          8.11.2 If, at any meeting called for the purpose of adopting an extraordinary resolution, Warrantholders entitled to purchase at least 25% (50% for any extraordinary resolution that would increase the Exercise Price, reduce the number of securities issuable on exercise of the Warrants (other than pursuant to adjustments provided for herein) or shorten the period of time prior to the Time of Expiry) of the aggregate number of Common Shares which may be purchased pursuant to all the then outstanding Warrants are not present in person or by proxy within one-half hour after the time appointed for the meeting, then the meeting, if convened by Warrantholders or on a Warrantholders' Request, shall be dissolved; but in any other case, it shall stand adjourned to such day, being not less than seven or more than 21 Business Days later, and to such place and time, as may be fixed by the chairperson. Not less than 5 days' prior notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 5.1. Such notice shall state that at the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Subsection 8.11.1 shall be an extraordinary resolution within the meaning of this Agreement notwithstanding that Warrantholders entitled to purchase at least 25% or 50%, as the case may be, of the aggregate number of Common Shares which may be purchased pursuant to all the then outstanding Warrants are not present in person or by proxy at such adjourned meeting and notwithstanding that a quorum is not present throughout such adjourned meeting.

          8.11.3 Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

8.12 Minutes

     Minutes of all resolutions and proceedings at every meeting of Warrantholders shall be made and duly entered in books to be from time to time provided for that purpose by the Warrant Agent at the expense of the Corporation and any such minutes as aforesaid, if signed by the chairperson of the meeting at which such resolutions were passed or proceedings had, or by the chairperson of the next succeeding meeting of the Warrantholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

8.13 Instruments in Writing

     All actions which may be taken and all powers or rights that may be exercised by the Warrantholders at a meeting held as provided in this Article 8 may also be taken and exercised by Warrantholders (who are entitled to vote at such meeting) entitled to purchase at least 66 2/3% of the aggregate number of Common Shares which may be purchased pursuant to all the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Warrantholders in person or by attorney duly appointed in writing, and the expression "extraordinary resolution" when used in this Agreement shall include an instrument so signed.

8.14 Binding Effect of Resolutions

     Every resolution and every extraordinary resolution adopted in accordance with the provisions of this Article 8 at a meeting of Warrantholders shall be binding upon all the Warrantholders, whether present at, or absent from, such meeting, and every instrument in writing signed by Warrantholders in accordance with Section 8.13 shall be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing. In the case of an instrument in writing, the Warrant Agent shall give notice in the manner contemplated in Sections 5.1 and 12.1 of the effect of the instrument in writing to all Warrantholders, the Corporation as soon as reasonably practicable.

8.15 Corporation, Warrant Agent and Counsel May be Represented

     The Corporation and the Warrant Agent, by their respective employees, directors and officers, and the counsel for each of the Corporation, the Warrantholders and the Warrant Agent may attend any meeting of the Warrantholders and speak thereto but shall have no vote as such.

9. SUPPLEMENTAL AGREEMENTS AND SUCCESSOR CORPORATIONS

9.1 Provision for Supplemental Agreements for Certain Purposes

     From time to time the Corporation and the Warrant Agent may, subject to the provisions of this Agreement and to the prior approval of the Toronto Stock Exchange, and the Corporation and the Warrant Agent shall, when so directed by this Agreement, execute and deliver by their proper officers, agreements or instruments supplemental hereto, which thereafter shall form part of this Agreement, for any one or more or all of the following purposes:

          9.1.1 setting forth adjustments in the application of the provisions of Article 4;

          9.1.2 if and whenever required by any provisions of this Agreement, adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable in the circumstances, provided, however, that the same are not, in the opinion of the Warrant Agent, prejudicial to the interests of the Warrantholders;

          9.1.3 giving effect to any extraordinary resolution adopted as provided in Article 8;

          9.1.4 making such provisions not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Warrants on any stock exchange, provided, however, that such provisions are not, in the opinion of the Warrant Agent, prejudicial to the interests of the Warrantholders;

          9.1.5 adding to or amending the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrants and making any modification in the form of the Warrants which, in the opinion of the Warrant Agent, does not affect the substance thereof;

          9.1.6 modifying any of the provisions of this Agreement or relieving the Corporation from any of the obligations, covenants, conditions or restrictions herein contained, provided, however, that no such modification or relief shall be or become operative or effective if, in the opinion of the Warrant Agent, such modification or relief impairs any of the rights of the Warrantholders or of the Warrant Agent, and provided further that the Warrant Agent may in its sole discretion decline to enter into any such supplemental agreement which in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative or effective; and

          9.1.7 for any other purpose not inconsistent with the terms of this Agreement, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors or omissions herein, provided that, in the opinion of the Warrant Agent, the rights of the Warrant Agent and of the Warrantholders are in no way prejudiced thereby.

9.2 Successor Corporations

     In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation, as an entirety or substantially as an entirety to another corporation (the "Successor Corporation"), the successor corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation,) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent, and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every obligation, covenant and condition of this Agreement to be performed and observed by the Corporation.

10. CONCERNING THE WARRANT AGENT

10.1 Applicable Legislation

          10.1.1 In this Article 10, the expression "Applicable Legislation" means the provisions, if any, of the Canada Business Corporations Act and any other statute of Canada or a province thereof, and of regulations under any such Act or other statute, relating to warrant agreements or to the rights, duties and obligations of trustees, or warrant agents, and of corporations under warrant agreements, to the extent that such provisions are at the time in force and applicable to this Agreement.

          10.1.2 If and to the extent that any provision of this Agreement limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail to the extent of the inconsistency.

          10.1.3 Each of the Corporation and the Warrant Agent shall at all times, in respect to this Agreement and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation.

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

10.2 Rights and Duties of Warrant Agent

          10.2.1 The Warrant Agent shall also act as the transfer agent and registrar of the Warrants and shall cause the central register to be kept in Montreal, and shall ensure that the following particulars are entered therein:

             10.2.1.1 the names and addresses of the Warrantholders, a statement of each holding of Warrants (for which purpose separate holdings by the same Warrantholder need only be aggregated if the Warrantholder's name and address in respect of each holding are identical);

             10.2.1.2 the date at which the person was entered in the register as a Warrantholder in respect of each holding; and

             10.2.1.3 the date at which any person ceases to be a Warrantholder in respect of each holding.

          The Warrant Agent shall also retain until the third anniversary of the Time of Expiry all instruments of transfer of Warrants which are lodged for registration (or copies thereof), including the details shown thereon of the persons by or through whom they are lodged, all cancelled Warrants (or copies thereof) and all other related documents.

          10.2.2 Unless the register kept pursuant to this Section 10.2 is in such a form as to constitute an index of Warrantholders, a separate index thereof shall be kept in respect of the register and within 14 days after the date on which any alteration is made in the register the Warrant Agent shall ensure that any necessary alteration in the accompanying index shall have been made. In other respects, the register shall be kept in such a form as to facilitate the conversion of the register into the register of holders of Common Shares after the Time of Expiry.

          10.2.3 The Warrant Agent shall cause facilities to be maintained for the surrender, delivery, exchange and exercise of Warrants and for the registration of transfers of Warrants in accordance with the provisions of this Agreement at the Warrant Agencies.

          10.2.4 As soon as practicable following the third anniversary of the Time of Expiry the Warrant Agent shall deliver to the Corporation a certificate of destruction for all of those documents referred to in this
     Section 10.2.

          10.2.5 In the exercise of the rights and duties prescribed or conferred by the terms of this Agreement, the Warrant Agent shall act honestly and in good faith with a view to the best interests of the Warrantholders and shall exercise that degree of care, diligence and skill that a reasonably prudent warrant agent would exercise in comparable circumstances. No provision of this Agreement shall be construed to relieve the Warrant Agent from, or require any other person to indemnify the Warrant Agent against, liability for its own negligence, intentional or gross fault or bad faith.

          10.2.6 The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice in writing by the Warrant Agent, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Warrant Agent to protect and hold harmless the Warrant Agent against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage the Warrant Agent may suffer by reason thereof. None of the provisions contained in this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or obligations or in the exercise of any of its rights or powers unless indemnified as aforesaid.

          10.2.7 The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders, at whose instance it is acting, to deposit with the Warrant Agent the Warrants held by them, for which Warrants the Warrant Agent shall issue receipts.

          10.2.8 Every provision of this Agreement that by its terms relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation, of this Section 10.2 and of Section 10.3.

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

10.3 Evidence, Experts and Advisors

          10.3.1 In addition to the reports, certificates, opinions and other evidence required by this Agreement, the Corporation shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Warrant Agent may reasonably require by written notice to the Corporation.

          10.3.2 In the exercise of its rights and duties under this Agreement, the Warrant Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, orders of the Corporation certificates of the Corporation, or other evidence furnished to the Warrant Agent pursuant to any provision hereof or of Applicable Legislation or pursuant to a request of the Warrant Agent, provided, however, that such evidence complies with Applicable Legislation and that the Warrant Agent examines the same and determines that such evidence complies with the applicable requirements of this Agreement.

          10.3.3 Whenever it is provided in this Agreement or under Applicable Legislation that the Corporation shall deposit with the Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Warrant Agent take the action to be based thereon.

          10.3.4 Proof of the execution of any instrument in writing, including a Warrantholders' Request, by any Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Warrant Agent may consider adequate.

          10.3.5 The Warrant Agent may employ or retain such counsel, accountants, appraisers or other experts or advisors as it may reasonably require for the purpose of discharging its duties under this Agreement and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct, intentional or gross fault or negligence on the part of any such experts or advisors who have been appointed with due care by the Warrant Agent.

10.4 Documents, Monies, etc., Held by Warrant Agent

     Any securities, documents of title or other instruments that may at any time be held by the Warrant Agent may be placed in the deposit vaults of the Warrant Agent or of any bank or trust company governed by the laws of Canada or deposited for safekeeping with any such bank or trust company. Unless herein otherwise expressly provided, any monies so held pending the application or withdrawal thereof under any provisions of this Agreement may be deposited in the name of the Warrant Agent in any bank or trust company governed by the laws of Canada at the rate of interest (if any) then current on similar deposits or, with the consent or instructions of the Corporation, may or shall be (i) deposited in the deposit department of the Warrant Agent or any other trust company authorized to accept deposits under the laws of Canada, or (ii) invested in securities issued or guaranteed by the Government of Canada or in obligations, maturing not more than one year from the date of investment, of any bank or trust company governed by the laws of Canada. All interest or other income received by the Warrant Agent in respect of such deposits and investments shall be remitted to the Agent to be dealt with in accordance with the Delivery Agreement.

10.5 Actions by Warrant Agent to Protect Interest

     The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders under this Agreement.

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

10.6 Warrant Agent not Required to Give Security

     The Warrant Agent shall not be required to give any bond or security in respect of the execution of the agency and powers of this Agreement or otherwise in respect of this Agreement.

10.7 Protection of Warrant Agent

          10.7.1 The Warrant Agent shall not be liable for or by reason of any statements of fact or recitals in this Agreement or the Warrants or be required to verify the same and all such statements or recitals are and shall be deemed to be made by the Corporation.

          10.7.2 Nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Agreement or any instrument ancillary or supplemental hereto.

          10.7.3 The Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof.

          10.7.4 The Warrant Agent shall not incur any liability or responsibility or be in any way responsible for the consequence of any breach or non-performance on the part of the Corporation of any of its obligations or covenants herein contained or of any acts of any directors, officers, employees or agents of the Corporation.

10.8 Replacement of Warrant Agent; Successor by Amalgamation

          10.8.1 The Warrant Agent may resign and be discharged from all further duties and obligations under this Agreement, subject to this Subsection 10.8.1, by giving to the Corporation not less than 90 Business Days' prior notice in writing, or such shorter prior notice as the Corporation may accept as sufficient. The Warrantholders by extraordinary resolution shall have power at any time to remove the existing Warrant Agent and to appoint a new warrant agent. In the event of the Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new warrant agent unless a new warrant agent has already been appointed by the Warrantholders; failing such appointment by the Corporation, the retiring Warrant Agent or any Warrantholder may apply to a court of competent jurisdiction (on such notice as such court may direct), for the appointment of a new warrant agent; but any new warrant agent so appointed by the Corporation or by the Court shall be subject to removal by the Warrantholders. Any new warrant agent appointed under any provision of this Section 10.8 shall be a corporation authorized to carry on business as warrant agent in the Province of Quebec or elsewhere in Canada as may be agreed by the Corporation and, if required by the Applicable Legislation for any other province, in such province. On any such appointment, the new warrant agent shall be vested with the same powers, rights, duties, obligations and responsibilities as if it had been originally appointed as Warrant Agent without any further transfer, assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Corporation all such transfer, conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same to the new warrant agent, provided, however, that any resignation or removal of the Warrant Agent and appointment of a successor warrant agent shall not become effective until the successor warrant agent shall have executed an appropriate document or instrument accepting such appointment and, at the request of the Corporation, the predecessor Warrant Agent shall execute and deliver to the successor warrant agent an appropriate document or instrument transferring to such successor warrant agent all rights and powers of the Warrant Agent hereunder so ceasing to act.

          10.8.2 Upon the appointment of a successor warrant agent, the Corporation shall promptly notify the Warrantholders thereof in the manner provided for in Section 5.1.

          10.8.3 Any corporation into or with which the Warrant Agent may be amalgamated or any corporation resulting from any amalgamation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without any further act on its part or of any of the parties hereto, provided, however, that such corporation would be eligible for appointment as a successor warrant agent under this Subsection 10.8.1.

          10.8.4 Any Warrants certified but not delivered by a predecessor Warrant Agent may be certified by the successor warrant agent in the name of the predecessor or successor Warrant Agent.

10.9 Dealing with Corporation

          10.9.1 The Warrant Agent represents and warrants to the Corporation that, at the time of execution and delivery of this Agreement, no material conflict of interest exists in the Warrant Agent's capacity as a warrant agent hereunder and agrees that, in the event of a material conflict of interest arising hereafter, it shall, within 90 days after ascertaining that it has such a material conflict of interest, either eliminate the same or resign its appointment hereunder to a successor warrant agent approved by the Corporation, provided that such corporation would be eligible as a successor warrant agent under Subsection 10.8.1. Notwithstanding the foregoing provisions of this Subsection 10.9.1, if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Agreement and the Warrants shall not be affected in any manner whatsoever by reason of a material conflict of interest of the Warrant Agent.

          10.9.2 The Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation, including, without limitation, the Warrants and Common Shares and generally may contract and enter into financial transactions with the Corporation or any Subsidiary of the Corporation without being liable to account for any profit made thereby.

10.10 Warrant Agent not to be Appointed Receiver

     The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation, other than the Pledged Shares.

11. FORM OF WARRANT

     The Warrant referred to in Section 2.2 shall be substantially in the form set out in Schedule A to this Agreement.

12. GENERAL

12.1 Notice to Corporation and Warrant Agent

          12.1.1 Unless herein otherwise expressly provided, any notice or written instructions to be given hereunder to the Corporation or the Warrant Agent, as the case may be, shall be deemed to be validly given if delivered in person and acknowledged by written receipt of the person receiving such notice or if sent by telecopier (provided the original is sent by registered mail, postage prepaid) or if sent by registered mail, postage prepaid:

             12.1.1.1 If to the Corporation:

                      Domtar Inc.
                      395 De Maisonneuve Blvd. West
                      Montreal, Quebec
                      H3A 1L6
                      Attention: Senior Vice-President, Corporate Affairs General Counsel and Secretary

                      Telecopier N(LOGO): (514) 848-6850

             12.1.1.2 If to the Warrant Agent:

                      Computershare Trust Company of Canada
                      1500 University, Suite 700
                      Montreal, Quebec

                  H3A 2S8

Attention: Corporate Trust Services

Telecopier N(LOGO): (514) 982-7677

     and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the first Business Day following the date of delivery or transmission or, if mailed, on the fifth Business Day following the date of the postmark on such notice.

          12.1.2 The Corporation or the Warrant Agent, as the case may be, may from time to time notify the other parties hereof in the manner provided in Subsection 12.1.1 of a change of address which, from the effective date of such notice and until changed by notice, shall be the address of the Corporation or the Warrant Agent, as the case may be, for all purposes of this Agreement.

          12.1.3 If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Agent or the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to an officer of the party to which it is addressed or, if it is delivered to such party at the appropriate address provided in Subsection 12, by telecopier or other means of prepaid, transmitted, recorded communication and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery to such officer or if delivered by other means of prepaid, transmitted, recorded communication, on the first Business Day following the date of the sending of such notice by the person giving such notice.

12.2 Rights, Powers and Remedies Cumulative

     No right, power or remedy herein conferred upon or reserved to the Warrant Agent, to the Warrantholders or to the Corporation is intended to be exclusive of any other right, power or remedy, and every right, power and remedy shall, to the extent permitted by applicable law, be cumulative and in addition to every other right, power and remedy given under this Agreement or now or hereafter existing. The assertion or employment of any right, power or remedy under this Agreement, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right, power or remedy.

12.3 Time of the Essence

     Time shall be of the essence in this Agreement.

12.4 Counterparts and Formal Date

     This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to be dated as of [DECEMBER 23, 2002].

12.5 Satisfaction and Discharge of Agreement

     Upon the earlier of (i) the date by which there shall have been delivered to the Warrant Agencies for exercise or destruction all Warrants theretofore certified under this Agreement, or (ii) the Time of Expiry, this Agreement, except to the extent that Common Shares and certificates therefor have not been issued and delivered hereunder, provided further that the Corporation shall not be in default under this Agreement, shall cease to be of further effect and the Warrant Agent, on demand of the Corporation, but at the cost and expense of the Corporation, and upon delivery to the Warrant Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Agreement have been complied with and upon payment to the Warrant Agent of the fees and other remuneration payable to the Warrant Agent, shall execute proper instruments acknowledging satisfaction of and discharging this Agreement.

12.6 Provisions of Agreement and Warrants for the Sole Benefit of Parties and Warrantholders

     Nothing in this Agreement or in the Warrants, express or implied, shall give or be construed to give to any person other than the parties hereto and the holders of the Warrants any right, remedy or claim under

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this Agreement, or under any obligations, covenant or provision therein contained, all such obligations, covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

12.7 Trust Provisions

     For greater certainty, notwithstanding any other provisions of this Agreement or any references in this Agreement, or in any Warrant, to the Warrant Agent, in its capacity as warrant agent or acting as warrant agent, no trust within the meaning of Chapter II of Title Six of Book Four of the Civil Code of Quebec is intended to be or is established by this Agreement. In addition, the provisions of this Agreement in respect of the administration of the property of others, including, without limitation, in the case of the Warrant Agent, shall apply in lieu of the provisions of Title Seven of Book Four of the Civil Code of Quebec.

12.8 Purchase of Warrants by the Corporation

     The Corporation shall not from time to time purchase on any stock exchange, in the open market, by invitation for tender, by private contract or otherwise, any of the Warrants.

12.9 Language

     The parties hereto have declared that they have required that this Agreement and all other documents related thereto, be drawn up in the English language. Les parties aux presentes ont declare qu'elles ont exige que la presente convention ainsi que les autres documents s'y rapportant, soient rediges en anglais.

12.10 Assignment

     This Warrant Agreement may not be assigned by either party hereto without the consent in writing of the other party. This Warrant Agreement shall enure to and bind the parties and their lawful successors and permitted assigns.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first abovewritten.

                                          DOMTAR INC.

                                          By:
                                            ------------------------------------
                                              Gilles Pharand
                                          Title: Senior Vice President --
                                                 Corporate Affairs, General
                                                 Counsel and Secretary

                                          COMPUTERSHARE TRUST COMPANY OF CANADA,
                                          AS WARRANT AGENT

                                          By:
                                            ------------------------------------
                                              Nelia Andrade
                                          Title: Manager, Corporate Trust

                                          By:
                                            ------------------------------------
                                              Anna Pagliuca
                                          Title: Senior Relationship Manager,
                                                 Stock Transfer Services

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                                   SCHEDULE A

                                FORM OF WARRANT

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